EXHIBIT 23.2

             Consent of Reuben E. Price & Co., Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Finet Holdings Corporation for the registration of 3,305,070 shares of its Common Stock and to the incorporation by reference therein of our independent auditors report dated August 13, 1997 with respect to the consolidated financial statements of Finet Holdings Corporation included in its 1997 Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997.



REUBEN E. PRICE & CO.

April 22, 1998